Exhibit 99.1

Applied Optoelectronics Reports Third Quarter 2019 Results

Sugar Land, Texas, November 6, 2019 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its third quarter ended September 30, 2019.

“We are pleased to report a quarter-to-quarter improvement in both revenue and bottom line results,” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “We secured seven new datacenter design wins this quarter and we believe that the datacenter market continues to show early signs of a recovery. We also made good progress on further diversifying our customer base and reducing our revenue concentration with a total of eleven design wins in the quarter, including four from new customers.”

Third Quarter 2019 Financial Summary

•	Total revenue was $46.1 million, compared with $56.4 million in the third quarter of 2018 and $43.4 million in the second quarter of 2019.

•	GAAP gross margin was 26.0%, compared with 31.1% in the third quarter of 2018 and 24.3% in the second quarter of 2019. Non-GAAP gross margin was 28.8%, compared with 34.0% in the third quarter of 2018 and 27.2% in the second quarter of 2019.

•	GAAP net loss was $8.8 million, or $0.44 per basic share, compared with net loss of $3.7 million, or $0.19 per basic share in the third quarter of 2018, and a net loss of $11.4 million, or $0.57 per basic share in the second quarter of 2019.

•	Non-GAAP net loss was $2.9 million, or $0.15 per basic share, compared with non-GAAP net income of $2.7 million, or $0.14 per diluted share in the third quarter of 2018, and a non-GAAP net loss of $5.2 million, or $0.26 per basic share in the second quarter of 2019.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Fourth Quarter 2019 Business Outlook (+)

For the fourth quarter of 2019, the company currently expects:

•	Revenue in the range of $46 million to $49 million.
•	Non-GAAP gross margin in the range of 26.5% to 29.0%.
•	Non-GAAP net loss in the range of $4.3 million to $5.9 million, and non-GAAP loss per share in the range of $0.21 to $0.30 using approximately 20.1 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast for analysts and investors on November 6, 2019 to discuss its third quarter 2019 results and outlook for its fourth quarter 2019 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing (412) 717-9586. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing (412) 317-0088 and entering passcode 10135362.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the fourth quarter of 2019. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange gain (loss), losses from the disposal of idle assets, if any, non-recurring tax expenses (benefits), and expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q3 2019 and Q3 2018 are certain one-time legal (if any) and consulting fees (if any) and employee severance expenses (if any). Also included in our non-recurring expenses in the nine months ended September 30, 2019, but not included in our results in Q3 2019 or in the corresponding periods during the prior year, was the unamortized debt issuance costs associated with the extinguishment of certain debt. Non-cash expenses associated with discontinued products in Q3 2019 and Q3 2018 include depreciation on certain equipment undergoing reconfiguration. Other expenses associated with discontinued products in Q3 2019 and Q3 2018 include inventory obsolescence charges associated with materials used in the manufacture of these discontinued products.

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Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, unamortized debt issuance costs associated with the extinguishment of debt, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for Q3 2019 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for the nine month period ended September 30, 2019.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Monica Gould

+1-212-871-3927

ir@ao-inc.com

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 30, 2019	December 31, 2018

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$72,376	$58,004
Accounts Receivable, Net	29,709	30,534
Inventories	82,118	93,256
Prepaid Income Tax	759	1,188
Prepaid Expenses and Other Current Assets	5,685	11,293
Total Current Assets	190,647	194,275

Property, Plant And Equipment, Net	245,535	234,211
Land Use Rights, Net	5,551	5,814
Right of Use Asset	7,738	–
Intangible Assets, Net	4,072	3,977
Deferred Income Tax Assets	29,362	21,714
Other Assets	973	6,849
TOTAL ASSETS	$483,878	$466,840

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$28,074	$29,910
Accrued Expenses	15,542	19,291
Current Lease Liability	924	–
Bank Acceptance Payable	4,080	4,628
Current Portion of Notes Payable and Long Term Debt	15,803	23,589
Total Current Liabilities	64,423	77,418

Notes Payable and Long Term Debt	32,373	60,328
Convertible Senior Notes	76,835	–
Other Long-Term Liabilities	7,962	–
TOTAL LIABILITIES	181,593	137,746

STOCKHOLDERS’ EQUITY
TOTAL STOCKHOLDERS’ EQUITY	302,285	329,094

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$483,878	$466,840

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenue
Datacenter	$34,006	$38,954	$104,311	$158,577
CATV	8,797	14,295	30,577	39,047
Telecom	2,868	2,656	6,236	10,399
FTTH	39	221	149	498
Other	374	260	941	926
Total Revenue	46,084	56,386	142,214	209,447

Total Cost of Goods Sold	34,108	38,849	107,349	132,211

Total Gross Profit	11,976	17,537	34,865	77,236

Operating Expenses:
Research and Development	10,466	14,180	32,802	38,561
Sales and Marketing	2,518	2,370	7,444	7,221
General and Administrative	9,988	10,591	31,312	29,945
Total Operating Expenses	22,972	27,141	71,558	75,727

Operating Income (Loss)	(10,996)	(9,604)	(36,693)	1,509

Other Income (Expense):
Interest Income	347	86	729	223
Interest Expense	(1,517)	(274)	(4,003)	(624)
Other Income	1,124	217	1,437	522
Foreign Exchange Gain (Loss)	322	549	305	798
Total Other Income (Expense)	276	578	(1,532)	919

Net Income (loss) before Income Taxes	(10,720)	(9,026)	(38,225)	2,428

Income Tax Benefit (Expense)	1,940	5,294	7,605	3,994

Net Income (loss)	$(8,780)	$(3,732)	$(30,620)	$6,422

Net income (loss) per share attributable to common stockholders
basic	$(0.44)	$(0.19)	$(1.54)	$0.33
diluted	$(0.44)	$(0.19)	$(1.54)	$0.32

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	20,023	19,707	19,940	19,597
diluted	20,023	19,707	19,940	20,039

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

GAAP total gross profit (a)	$11,976	$17,537	$34,865	$77,236
Share-based compensation expense	197	205	585	593
Non-recurring expense	–	–	–	7
Expenses associated with discontinued products	1,117	1,412	3,109	2,915
Non-GAAP total gross profit (a)	13,290	19,154	38,559	80,751

GAAP net income (loss)	(8,780)	(3,732)	(30,620)	6,422
Amortization of intangible assets	137	125	400	378
Share-based compensation expense	2,978	2,894	8,941	8,363
Non-recurring charges	568	685	1,622	1,305
Expenses associated with discontinued products	1,117	1,412	3,109	2,915
Non-cash expenses associated with discontinued products	1,114	859	3,247	2,614
Unrealized exchange loss (gain)	(65)	506	(236)	(608)
Non-recurring tax benefit	–	0	–	(162)
Non-GAAP net income (loss)	(2,931)	2,749	(13,537)	21,227

GAAP diluted net income (loss) per share	$(0.44)	$(0.19)	$(1.54)	$0.32
Amortization of intangible assets	0.01	0.01	0.02	0.02
Share-based compensation expense	0.15	0.14	0.45	0.42
Non-recurring charges	0.03	0.03	0.08	0.07
Expenses associated with discontinued products	0.06	0.07	0.16	0.15
Non-cash expenses associated with discontinued products	0.05	0.04	0.16	0.13
Loss from disposal of idle assets	–	–	–	–
Unrealized exchange loss (gain)	(0.01)	0.04	(0.01)	(0.04)
Non-recurring tax benefit	–	–	–	(0.01)
Non-GAAP diluted net income (loss) per share	$(0.15)	$0.14	$(0.68)	$1.06

Shares used to compute diluted loss per share	20,023	19,707	19,940	19,597
Shares used to compute diluted earnings per share	20,023	20,185	19,940	20,039

(a)	Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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